UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

CHEROKEE INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	June 12, 2006
TIME:	10:00 a.m. local time
PLACE:	2841 Dow Avenue
Tustin, California 92780

To our Stockholders:

The 2006 annual meeting of stockholders of Cherokee International Corporation, a Delaware corporation, referred to as Cherokee or the Company, will be held on June 12, 2006, at 10:00 a.m. local time, at Cherokee’s offices at 2841 Dow Avenue, Tustin, California, for the following purposes:

1.     To elect seven members to the board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified; and

2.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders who own shares of our common stock at the close of business on April 24, 2006, the record date fixed by our board of directors, are entitled to notice of, and to vote at, the meeting.

Whether or not you expect to attend the annual meeting in person, you are urged to submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy over the Internet, by telephone or by mail. For specific instructions, please refer to “Submitting a Proxy via the Internet or by Telephone” beginning on page 22 of the proxy statement and the instructions on the proxy card. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors
/s/ LINSTER W. FOX
Linster W. Fox
Executive Vice President of Finance, Chief Financial Officer and Secretary
Tustin, California
May 19, 2006

CHEROKEE INTERNATIONAL CORPORATION

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
June 12, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished to the stockholders of Cherokee International Corporation, a Delaware corporation (“Cherokee”), in connection with the solicitation by the board of directors of Cherokee of proxies in the accompanying form for use in voting at our annual meeting of stockholders to be held on Monday, June 12, 2006 at 10:00 a.m. local time, at Cherokee’s principal executive offices located at 2841 Dow Avenue, Tustin, California 92780, and any adjournment, continuation or postponement of the meeting.

We intend to mail this proxy statement on or about May 19, 2006 to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

Stockholders who own shares of our common stock at the close of business on April 24, 2006, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. As of April 15, 2006, we had 19,259,612 shares of common stock issued and outstanding.

Dissenters’ Rights of Appraisal

Under applicable Delaware law, none of the holders of our common stock are entitled to dissenters’ rights of appraisal in connection with any proposal to be acted on at the annual meeting.

How Your Proxy Will Be Voted

If you complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit a proxy, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposal 1. In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated proxy via the Internet, by telephone or by mail, or (2) delivering to us at 2841 Dow Avenue, Tustin, California 92780, Attn: Secretary, a written notice of revocation that is signed at a later date by the person who signed the earlier proxy. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the meeting to be effective. You may also submit your vote in person at the annual meeting, even if you have previously submitted a proxy.

Voting

Tabulation; Quorum

Each share of our common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. Our transfer agent, Computershare Trust Company, Inc., will tabulate the votes. A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you submit a proxy by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

Treatment of Abstentions; Broker Non-Votes

We intend to treat abstentions and broker non-votes in the following manner. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition to such proposals. With respect to Proposal 1, which requires a plurality vote, broker “non-votes” have no effect.

Solicitation of Proxies

We will pay for the cost of this solicitation. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Cherokee’s by-laws state that the number of directors shall be no less than three and no more than fifteen. The number of authorized directors is currently fixed at seven. At the annual meeting, stockholders will be asked to elect all seven directors, each of whom will serve until the next meeting of stockholders and until a successor has been elected and qualified or until the director’s earlier resignation or removal. The nominating and governance committee of the board of directors has nominated the persons named below for election as directors at the annual meeting.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named below. If any of the seven nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until his or her earlier resignation or removal.

Information Concerning the Nominees and Members of the Board of Directors

The names of the nominees to our board of directors and certain information about them are set forth below.

Name of Nominee	Age	Position
Kenneth Kilpatrick	68	Chairman of the Board
Jeffrey Frank	51	President, Chief Executive Officer and Director
Anthony Bloom	67	Director
Vincent Cebula	42	Director
Clark Michael Crawford	60	Director
Raymond Meyer	65	Director
Ian Schapiro	49	Director

Kenneth Kilpatrick became a member of our board of directors in February 2004, and he was appointed Chairman of the Board in February 2005. In September 2002, Mr. Kilpatrick retired from the position of President and Chief Executive Officer of Elgar Holdings Inc., a manufacturer of programmable power supplies. Mr. Kilpatrick joined Elgar in July 1991. From 1989 to 1991, Mr. Kilpatrick was President of Machine Industries Inc., an aerospace parts manufacturer. Prior to that, Mr. Kilpatrick was employed by ACDC Electronics, a manufacturer of fixed output power supplies. Mr. Kilpatrick joined ACDC Electronics in 1964 and was appointed President in 1972. He remained as Division President of the company until 1989 following its acquisition by Emerson Electric in 1975.

Jeffrey Frank joined Cherokee in September 2001 as President, Chief Executive Officer and a member of our board of directors. Prior to joining Cherokee, Mr. Frank was President of Lambda LEI from July 2000 through September 2001. From May 1996 to March 2000, Mr. Frank was President of Polestar Laboratories. Mr. Frank has over 21 years of experience in the electronics industry in which he spent twelve years with Deltec Electronics, a manufacturer of uninterruptible power supplies that are marketed to OEM accounts globally. Mr. Frank is a member of the board of directors of Elgar Holdings, Inc.

Anthony Bloom became a member of our board of directors in April 1999. Mr. Bloom is an international investor now based in London. Prior to his relocation to London in July 1998, he lived in South Africa where he was the Chairman and Chief Executive of The Premier Group (a multi-billion dollar conglomerate involved in agribusiness, retail and consumer products), and a member of the boards of directors of Barclays Bank, Liberty Life Assurance and South African Breweries. Since moving to the United Kingdom in 1998, he served as a member of the board of directors of RIT Capital Partners plc, a publicly traded, London-based investment company chaired by Lord Rothschild, and as Deputy Chairman of Sketchley plc. Mr. Bloom presently provides investment advice to RIT and OCM/GFI Power Opportunities Fund II, L.P. He is a chairman of Cineworld UK Ltd. and a director of Rio Narcea Gold Mines Ltd., Xantrex Technology Inc. and Rockridge Consolidated Ltd.

Vincent Cebula became a member of our board of directors in April 2006. Since June 1995, Mr. Cebula has been a Managing Director of Oaktree Capital Management, LLC, a private equity investment management firm that invests in a wide range of public and private securities. Mr. Cebula serves on the board of directors of Elgar Holdings, Inc.

Clark Michael Crawford became a member of our board of directors in January 2003. Mr. Crawford has held several key management positions for both Verizon Communications Inc. and GTE Corporation. At GTE, from June 1993 to June 2000, Mr. Crawford served as Vice President of West Area Operations, President of GTE California, Vice President of Information Technology, President of GTE Data Services and Chairman of GTE Commercial Services. Subsequent to his work at GTE, Mr. Crawford served as Senior Vice President, Service Assurance for Verizon from June 2000 until his retirement from Verizon in July 2001.

Raymond Meyer became a member of our board of directors in December 2004. Mr. Meyer has more than 30 years of electronics industry experience and has been an independent consultant since 1997. Mr. Meyer was president of Deltec Electronics from 1984 to 1997. Prior to that time, he held executive positions in the ACDC Division of Emerson Electric Company. He is currently the chairman of the board of Smart Systems International.

Ian Schapiro became a member of our board of directors in April 1999. Mr. Schapiro became a founding principal of GFI Energy Ventures LLC in June 1995. From November 1985 to June 1995, he was a partner of Venture Associates and of Arthur Andersen & Co. following that firm’s acquisition of Venture Associates. From 1984 to 1985, Mr. Schapiro was Chief Financial Officer of a technology company, and before that, a commercial banker with The Bank of California concentrating in the energy sector. Mr. Schapiro is a member of the board of directors of Elgar Holdings, Inc., InfraSource Services, Inc. and Smart Systems International.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF ALL DIRECTORS NOMINATED.

Board of Directors

It is the policy of the board of directors, as well as a requirement of the Nasdaq National Market, that a majority of the board of directors be independent. Currently, four of our seven directors meet the standards for independence as defined by the listing standard of the Nasdaq National Market. Our independent directors are Kenneth Kilpatrick, Anthony Bloom, Clark Michael Crawford and Raymond Meyer. Kenneth Kilpatrick is also chairman of the board. The board of directors has standing audit, compensation, and nominating and corporate governance committees.

The board of directors held six meetings during fiscal year 2005. During fiscal year 2005, no director attended fewer than 100% of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. We encourage all directors to attend our annual meetings of stockholders. Our independent directors hold regularly scheduled executive sessions without management present.

Board Committees

Audit Committee

The audit committee selects, on behalf of Cherokee and our board of directors, an independent public accounting firm to be engaged to audit our financial statements, assesses the independence of our auditors, reviews and discusses the audited financial statements with the independent auditors and management and recommends to our board of directors whether the audited financials should be included in our Annual Reports on Form 10-K to be filed with the Securities and Exchange Commission, or the SEC. The audit committee is comprised of Mr. Kilpatrick (chair), Mr. Bloom and Mr. Meyer, each of whom is an independent director. Mr. Kilpatrick has been identified by our board of directors as an “audit committee financial expert.” Mr. Kilpatrick’s qualifications can be found above under the caption “Information Concerning the Nominees and Members of the Board of Directors.” During fiscal year 2005, the audit committee met ten times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies individuals qualified to serve as members of our board of directors, recommends director nominees for our annual meetings of stockholders, evaluates the performance of our board of directors and recommends corporate governance guidelines to our board of directors. The members of our nominating and corporate governance committee are Mr. Bloom (chair) and Mr. Kilpatrick. During fiscal year 2005, the nominating and corporate governance committee met once.

Compensation Committee

The compensation committee reviews and recommends to the board of directors the annual salaries and other compensation of our executive officers and stock and stock option grants issued as compensation to directors for their service on the board. The compensation committee also directly administers our equity compensation plans and has the authority to grant stock options and other forms of equity compensation to our executive officers and other employees. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices. The compensation committee consists of Mr. Crawford (chair), Mr. Kilpatrick and Mr. Meyer, each of whom is an independent director. During fiscal year 2005, the compensation committee met five times.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of Cherokee or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Director Compensation

Effective with our initial public offering in February 2004, all non-employee directors were paid the following fees related to their service on our board of directors:

•annual retainer	$20,000
•annual per committee retainer	$5,000

Effective in February 2005, Mr. Kilpatrick, as chairman of the board, is paid an annual retainer of $50,000 in lieu of the foregoing amounts and does not receive any additional compensation for committee service.

We also reimburse all non-employee directors for reasonable expenses incurred to attend meetings of our board of directors or committees. In addition, non-employee directors are eligible to receive option grants under our 2004 Omnibus Stock Incentive Plan. Under this plan, each of our non-employee directors is automatically granted an initial option to purchase 10,000 shares of our common stock upon the date the non-employee director first joins our board of directors. In addition, subject to certain conditions under the plan, each non-employee director is also automatically granted an annual option to purchase 10,000 shares of our common stock on the date immediately following our annual meeting of stockholders. In lieu of this automatic grant, our board has granted our chairman an annual option to purchase 20,000 shares of our common stock.

In connection with their nomination of Mr. Crawford to our board of directors prior to our initial public offering, GSC Recovery II, L.P. and GSC Recovery IIA, L.P. (collectively, the “GSC Recovery Funds”) entered into a compensation agreement with Mr. Crawford. According to the terms of the agreement, the GSC Recovery Funds agreed to pay Mr. Crawford a fee of up to $25,000 per year, to be reduced by the amount of fees Mr. Crawford received from us for his service on the board of directors, and to transfer to Mr. Crawford up to 64,103 shares of our common stock held by the GSC Recovery Funds, to vest in three portions of up to one third of such maximum number of shares of common stock. The first portion of such shares vested upon consummation of our initial public offering, the second portion vested on December 31, 2004, and the third portion vested on December 31, 2005. Each portion of such common stock transferred to Mr. Crawford was reduced by the number of shares that we granted Mr. Crawford an option to purchase during the corresponding year. The agreement terminated on December 31, 2005.

Indemnification of Directors and Executive Officers and Limitation of Liability

Our certificate of incorporation provides that our directors are not personally liable for monetary damages to us or our stockholders for any breach of fiduciary duties to the fullest extent permitted by Delaware law. Section 102(b)(7) of the Delaware General Corporate Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•       liability for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•       acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•       unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•       any transaction from which the director derived an improper personal benefit.

Similarly, our by-laws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by Delaware law. We are also empowered under our by-laws to enter into indemnification agreements with our directors, officers, employees and agents and to purchase insurance on behalf of any person we are required or permitted to indemnify. We currently have entered into indemnification agreements with each of our current directors and executive officers, which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also intend to enter into indemnification agreements will all future directors and executive officers.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification by us will be required or permitted, and we are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

We maintain directors’ and officers’ liability insurance and intend to continue to maintain this insurance in the future. We also have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with a particular board member, or with the board as a whole, may send a written communication to Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attention: Secretary. The Secretary will forward such communication to the full board or to any individual director or directors to whom the communication is addressed.

Executive Officers of the Company

Information regarding the executive officers and certain key employees of Cherokee is set forth below. Information regarding Mr. Frank is set forth above under the caption “Information Concerning the Nominees and Members of the Board of Directors.”

Name of Officer	Age	Position
Bud Patel	70	Executive Vice President
Mukesh Patel	41	Executive Vice President, Global Operations
Linster W. Fox	51	Executive Vice President of Finance, Chief Financial Officer and Secretary
Alex Patel	55	Vice President of Engineering
Dennis Pouliot	57	Vice President of Strategic Accounts
Howard Ribaudo	46	Vice President of Sales
Michael Wagner	40	Vice President of Marketing

Bud Patel has served as our Executive Vice President since April 1996 and was a Vice President of Engineering of Cherokee from 1987 to 1993. Mr. Patel served as President of Bikor Corporation from June 1993 through March 1996, when we acquired substantially all of the assets of Bikor. Prior to joining Cherokee in 1987, Mr. Patel was a Director of Engineering at Leland Electro Systems for over 25 years. Bud Patel is the uncle of Alex Patel.

Mukesh Patel has served as our Executive Vice President of Global Operations since June 2005. Prior to June 2005, Mr. Patel served as Cherokee’s Vice President of Information Technology since

August 1996. Prior to Cherokee, Mr. Patel served as Vice President of Operations at Bikor Corporation, until Cherokee acquired substantially all of the assets of Bikor.

Linster W. Fox joined Cherokee in October 2005 as Executive Vice President of Finance, Chief Financial Officer and Secretary. Prior to joining Cherokee, Mr. Fox worked at Anacomp, Inc., an international document management and multi-vendor services company, where he served as Executive Vice President, and Chief Financial Officer, since November 2000. Prior to November 2000, Mr. Fox was Senior Vice President and Corporate Controller at Anacomp. Mr. Fox previously served in a variety of financial management roles, as Vice President in Anacomp’s corporate finance, international, technical services, engineering and manufacturing organizations. Prior to Anacomp, Mr. Fox worked for DatagraphiX Inc., a designer and manufacturer of high-end computer output devices with sales and service organizations around the world. There he held several financial management positions, including a five-year assignment in the U.K., as Director of Finance, with their European operations. Prior to DatagraphiX Inc., Mr. Fox worked in public accounting in Washington D.C. with what is now PricewaterhouseCoopers. His clients included public, commercial and international companies. Mr. Fox is a Certified Public Accountant.

Alex Patel has served as our Vice President of Engineering since August 2002 and served as Director of Engineering from 1988 to 1993 and from March 1996 to August 2002. Mr. Patel was the Vice President of Engineering at Bikor from 1993 through March 1996, when we acquired substantially all of the assets of Bikor. Prior to joining the Company in 1988, Mr. Patel was a Senior Development Engineer at GE and Leland Electrosystems for 11 years combined. Alex Patel is the nephew of Bud Patel.

Dennis Pouliot has served as Vice President of Strategic Accounts for Cherokee since February 2005. Mr. Pouliot served as a vice president in the sales and marketing departments of Cherokee and its predecessor from March 1991 to February 2005. Prior to joining us, Mr. Pouliot was a sales manager at Lambda Qualidyne from June 1989 to March 1991 and a Director of International Sales and Marketing from September 1978 through June 1989.

Howard Ribaudo has served as Vice President of Sales for Cherokee since February 2005. Mr. Ribaudo served as Vice President of Global Accounts from March 1996 to February 2005, and served in various other capacities for Cherokee from 1988 through September 1993. Mr. Ribaudo served as Vice President of Sales and Marketing for Bikor Corporation from September 1993 through March 1996, when we acquired substantially all of the assets of Bikor.

Michael Wagner has served as Vice President of Marketing for Cherokee since November 2001. Mr. Wagner served as Director of Marketing for Lambda Electronics from July 1988 to October 2001.

Executive Compensation

The following table summarizes the total compensation of our Chief Executive Officer and our four other most highly compensated officers during fiscal year 2005 (the “named executive officers”).

Executive Compensation Table

Name and Principal Position(s)	Year	Salary($)	Bonus($)		Other Annual Compensation (1)($)		Securities Underlying Options(#)	All Other Compensation ($)
Jeffrey Frank	2005	281,070	—		10,800	(2)	140,000	5,600	(3)
President and Chief	2004	278,250	108,375		11,008	(2)	69,000	6,150	(7)
Executive Officer	2003	263,373	275,250		48,848	(4)	253,846	6,000	(7)
Bud Patel	2005	236,578	—		—		90,000	6,289	(3)
Executive Vice	2004	234,737	72,250		—		45,000	5,716	(7)
President	2003	225,019	149,375		—		64,103	6,000	(7)
Mukesh Patel	2005	175,699	30,000		—		120,000	6,171	(3)
Executive Vice President of	2004	166,182	8,957		—		7,000	4,987	(7)
Global Operations	2003	157,758	72,219		—		42,949	4,799	(7)
Alex Patel	2005	167,352	8,070		78,040	(6)	80,000	4,203	(3)
Vice President of	2004	162,719	10,284		—		15,000	4,882	(7)
Engineering	2003	161,871	87,225		—		37,821	4,856	(7)
Dennis Pouliot	2005	157,431	1,724		—		35,000	4,723	(3)
Vice President of	2004	157,491	8,957		—		10,000	4,725	(7)
Strategic Accounts	2003	150,972	165,566	(5)	—		39,744	4,529	(7)

(1)          For each named executive officer, the aggregate dollar amount of perquisites or other personal benefits did not exceed the lesser of (a) $50,000 and (b) 10% of the total salary and bonus paid to such executive officer for such fiscal year.

(2)          Represents car allowance payments we made to Mr. Frank.

(3)          Represents estimated amounts of matching contributions to be made by us on behalf of the named executive officers under our 401(k) plan.

(4)          Represents payments we made to Mr. Frank in connection with his relocation to Orange County, California.

(5)          Includes 16,143 shares of common stock we granted to Mr. Pouliot on July 30, 2003, having an aggregate fair market value on that date of $94,441, and $71,125 bonus under our cash incentive bonus plan.

(6)          Represents deferred compensation paid to Mr. Alex Patel during 2005.

(7)          Represents matching contributions made by us on behalf of the named executive officers under our 401(k) plan.

Option Grants in the Last Fiscal Year

The following table sets forth, for the year ended December 31, 2005, information regarding options granted to each of the named executive officers:

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Appreciation of Stock Price for Option Term(2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Jeffrey Frank	60,000	4.89%	$7.26	03/14/2015	$273,956	$694,234
	80,000	6.52%	$3.19	12/09/2015	160,494	406,723
Bud Patel	40,000	3.26%	$7.26	03/14/2015	182,631	462,823
	50,000	4.07%	$3.19	12/09/2015	100,309	254,202
Mukesh Patel	30,000	2.44%	$7.26	03/14/2015	136,973	347,117
	40,000	3.26%	$3.89	06/14/2015	97,856	247,986
	50,000	4.07%	$3.19	12/09/2015	100,309	254,202
Alex Patel	30,000	2.44%	$7.26	03/14/2015	136,973	347,117
	50,000	4.07%	$3.19	12/09/2015	100,309	254,202
Dennis Pouliot	15,000	1.22%	$7.26	03/14/2015	68,487	173,559
	20,000	1.63%	$3.19	12/09/2015	40,123	101,681

(1)          All options vest in four equal annual installments on each anniversary of the date of grant, provided that in the event of a “change in control,” as such term is defined in the applicable stock option agreement, the options will vest in full.

(2)          Potential realizable values are net of exercise price before taxes, and are based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on the rules and regulations of the SEC and do not reflect our projection or estimate of future stock price growth.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information on unexercised options to purchase our common stock held by each of the named executive officers as of December 31, 2005. No options were exercised by such officers during fiscal year 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
			Vested	Unvested	Vested	Unvested
Jeffrey Frank	—	—	207,635	255,211	$—	$113,600
Bud Patel	—	—	59,327	139,776	—	71,000
Mukesh Patel	—	—	33,962	135,987	—	99,800
Alex Patel	—	—	32,116	100,705	—	71,000
Dennis Pouliot	—	—	32,308	52,436	—	28,400

(1)          These values have been calculated in accordance with the rules and regulations of the SEC based on the closing market price for our common stock as of December 30, 2005 of $4.61 per share as reported on the Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of underlying shares. “In the money” options are options with an exercise price that is less than $4.61 per share.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,270,115	$6.47	855,415
Equity compensation plans not approved by security holders	—	—	—
Total	2,270.115	$6.47	855,415

(1)          The number of shares available for future issuance under our 2004 Omnibus Stock Incentive Plan is subject to an automatic annual increase equal to the lesser of 450,000 shares or 2% of the number of outstanding shares of our common stock on the last day of the immediately preceding fiscal year. The number of shares available for issuance under our 2004 Employee Stock Purchase Plan is subject to an automatic annual increase equal to the lesser of 250,000 shares or 1% of the number of outstanding shares on the last day of the immediately preceding fiscal year.

Employment Agreements

On March 31, 2005, we formalized an existing arrangement with Mr. Frank by executing an agreement which provides that, in the event that we terminate Mr. Frank’s employment without “cause” (as such term is defined in the agreement), we will be obligated to make a severance payment to Mr. Frank in an amount equal to his annual base salary then in effect. We have also entered into severance agreements with each of Mr. Fox and Mr. Mukesh Patel which provide that, in the event that we terminate such executive’s employment without “cause” (as such term is defined in their respective agreement), we will be obligated to make a severance payment to such executive in an amount equal to his annual base salary then in effect.

Certain Relationships and Related Transactions

Senior Notes

During 2005, we paid to affiliates of GSCP (N.J.), Inc. (“GSC”) an aggregate of $2,448,075 million in cash interest payments on our outstanding 5.25% senior notes due 2008. GSC is an affiliate of GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited and GSC Partners CDO Fund II, Limited, which themselves are collectively beneficial owners of 26.0% of our common stock.

Facility Lease

We lease our facility located at 2841 Dow Avenue in Tustin, California from Patel/King Investment, or PKI. One of the principals of PKI is Pat Patel, a former member of our board of directors. Pat Patel is the father-in-law of Mukesh Patel, our Executive Vice President, Global Operations. We currently pay approximately $94,757 in rent per month to PKI, subject to annual Consumer Price Index adjustments. Pursuant to the lease, we made payments to PKI of approximately $1.2 million in 2005. Our lease with PKI will run through April 30, 2009, with an extension for an additional 60 months at our option.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to Cherokee as of April 15, 2006, regarding the beneficial ownership of Cherokee common stock by:

•       persons known by us to beneficially own greater than 5% of our outstanding stock,

•       each director and nominee,

•       our Chief Executive Officer and the other named executive officers, and

•       all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 15, 2006. Unless otherwise indicated, to Cherokee’s knowledge the persons or entities identified in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each of the individuals named below is c/o Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780.

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares with Right to Acquire	Total Shares Beneficially Owned	Percent of Outstanding Shares(1)
5% Stockholders:
GSCP (NJ), Inc.	5,000,l48	—	5,000,l48	26.0%
GSC Recovery II, L.P.
GSC Recovery IIA, L.P.
GSC Partners CDO Fund, Limited
GSC Partners CDO Fund II, Limited(2)
500 Campus Drive
Suite 220
Florham Park, New Jersey 07932
Oaktree Capital Management, LLC	4,777,976	—	4,777,976	24.8%
OCM Principal Opportunities Fund, L.P.
OCM/GFI Power Opportunities Fund, L.P.(3)
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071
Steel Partners II, L.P.	2,179,513	—	2,179,513	11.3%
Steel Partners, L.L.C
Warren G. Lichtenstein(4)
590 Madison Avenue, 32nd Floor
New York, New York 10022
Green River Management I, L.L.C.	1,070,126	—	1,070,126	5.6%
Green River Offshore Fund Management Company, L.L.C.
Mark McGrath(5)
610 Fifth Avenue, Suite 305
New York, NY 10020
Paradigm Capital Management, Inc.(6)	1,008,950	—	1,008,950	5.2%
Nine Elk Street
Albany, New York 12207
Directors and Named Executive Officers:
Kenneth Kilpatrick	4,000	5,000	9,000	*
Jeffrey M. Frank	18,400	239,885	258,285	1.3%
Anthony Bloom	—	5,000	5,000	*
Vincent Cebula(7)	4,777,976	—	4,777,976	24.8%
Clark Michael Crawford	31,538	6,282	37,820	*
Raymond E. Meyer	53,882	2,500	56,382	*
Ian Schapiro(8)	363,043	5,000	368,043	1.9%
Bud Patel	2,970	80,577	83,547	*
Dennis Pouliot	18,993	38,558	57,551	*
Alex Patel	2,100	43,366	45,466	*
Mukesh Patel	6,121	53,212	59,333	*
All directors and executive officers as a group	5,279,023	479,380	5,758,403	29.9%

*                    Represents less than 1%.

(1)          Based on 19,259,612 shares of Cherokee common stock outstanding as of April 15, 2006.

(2)          In Amendment No. 1 to Schedule 13D, jointly filed on September 15, 2004 by GSC Recovery II, L.P., GSC Recovery II GP, L.P., GSC RII, LLC, GSC Recovery IIA, L.P., GSC Recovery IIA GP, L.P., GSC RIIA, LLC, GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited, GSCP (NJ), Inc., GSCP (NJ), L.P., GSCP (NJ) Holdings, L.P., Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel and Andrew J. Wagner, such persons report that as of such date, they possessed shared power to vote and dispose of these shares.

(3)          In Amendment No. 1 to Schedule 13D, jointly filed on September 7, 2004 by Oaktree Capital Management, LLC (“Oaktree”), OCM Principal Opportunities Fund, L.P. and OCM/GFI Power Opportunities Fund, L.P., such persons report that as of such date, OCM Principal Opportunities Fund, L.P. possessed sole power to vote and dispose of 4,465,769 shares of our common stock, and OCM/GFI Power Opportunities Fund, L.P. possessed sole power to vote and dispose of 312,897 of our shares of common stock. OCM Principal Opportunities Fund, L.P. reported on Form 4, filed on January 21, 2005, that it transferred 690 shares of our common stock to certain third parties in consideration for past services.

(4)          The information provided is based upon Schedule 13D, jointly filed on July 5, 2005 by Steel Partners II, L.P., Steel Partners, L.L.C. and Warren G. Lichtenstein.

(5)          In Amendment No. 1 to Schedule 13G, jointly filed on February 15, 2006 by Green River Management I, L.L.C., Green River Offshore Fund Management Company, L.L.C. and Mark McGrath, such persons report that as of such date, (i) Green River Management I, L.L.C., as the general partner of Green River Fund I, L.P. and Green River Fund II, L.P., possessed sole power to vote and dispose of 437,571 of these shares, (ii) Green River Offshore Fund Management Company, L.L.C., as the investment manager of Green River Offshore Fund, Ltd., possessed sole power to vote and dispose of 632,555 of these shares, and (iii) Mr. McGrath, as the principal of Green River Management I, L.L.C. and Green River Offshore Fund Management Company, L.L.C. (together, “Green River”), may direct the vote and disposition of the 1,070,126 shares beneficially owned by Green River.

(6)          The information provided is based upon Schedule 13G, filed on February 15, 2006 by Paradigm Capital Management, Inc.

(7)          Mr. Cebula is a Managing Director of Oaktree. By virtue of his relationship to Oaktree, Mr. Cebula may be deemed to have or share beneficial ownership of shares of our common stock owned by Oaktree. Mr. Cebula expressly disclaims beneficial ownership of such common stock, except to the extent of his direct pecuniary interest therein.

(8)          Mr. Schapiro is a founding principal of GFI Energy Ventures, LLC (“GFI”) and a managing member of GFI Two, LLC (“GFI Two”). By virtue of his relationship to GFI and GFI Two, Mr. Schapiro may be deemed to have or share beneficial ownership of 312,897 shares of our common stock beneficially owned by GFI, which is the co-general partner of OCM/GFI Power Opportunities Fund, L.P., and 50,146 shares of our common stock beneficially owned by GFI Two. Mr. Schapiro expressly disclaims beneficial ownership of such common stock, except to the extent of his direct pecuniary interest therein.

Report of the Nominating and Corporate Governance Committee

The nominating and corporate governance committee (the “Nominating Committee”) operates under a written charter that was adopted by the board of directors. The charter of the Nominating Committee is available in the “Investor Relations” section of our website at www.cherokeepwr.com, by calling our Investor Relations Department at (714) 544-6665, or by writing us at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Investor Relations.

As set forth in its charter, the responsibilities of the Nominating Committee are (1) to assist in identifying candidates to fill positions on the board of directors; (2) to review the background and qualifications of potential nominees to the board of directors; (3) to recommend director nominees for election by the stockholders or, in the case of a vacancy on the board of directors, for appointment by the board; and (4) to review the suitability for continued service as a director of each member of the board of directors when his or her term expires and when he or she has a change in status.

Nomination of Directors

The Nominating Committee nominates candidates for election to the board based on an evaluation of the candidates’ decision-making ability, business experience and expertise, technological background, personal integrity, reputation, ability and willingness of the candidate to devote the necessary time to board service on an ongoing basis, and independence as defined by the listing standards of the Nasdaq National Market. In addition, the Nominating Committee recognizes the benefits of a board of directors that reflects the diversity of our stockholders, employees, customers and the community in which we operate. Accordingly, the Nominating Committee actively seeks qualified candidates for nomination and election to the board of directors that reflect such diversity. The Nominating Committee also reviews the activities and associations of potential candidates to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent the potential candidate from fulfilling the duties of a director. When the Nominating Committee considers whether to nominate current members of the board of directors for reelection by our stockholders, it also considers each member’s contributions to the board of directors and the Company, knowledge of both the Company and issues presented to the board of directors, preparation for meetings and meeting attendance record.

The Nominating Committee does not currently use the services of a third party consultant to assist in the identification or evaluation of potential director candidates. However, the Nominating Committee may engage a third party to provide such services in the future.

The Nominating Committee will consider prospective nominees for election to the board of directors that are proposed by stockholders based on the same criteria it uses for all director candidates. Any stockholder who wants to recommend a prospective nominee for consideration should submit the following information to the Nominating Committee at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Nominating Committee.

•       Biographical information about the candidate and a statement about his or her qualifications;

•       Any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•       The names and addresses of the stockholder(s) recommending the candidate for consideration, the number of shares of our common stock beneficially owned by each stockholder and the length of ownership; and

•       Any affiliation of the candidate with the stockholder(s) recommending the candidate.

The deadline for proposing nominees in connection with our next annual meeting of stockholders is described below under the caption “Stockholder Proposals.”

Nominating and Corporate Governance Committee

Anthony Bloom, Chairman

Kenneth Kilpatrick

Report of the Compensation Committee

The compensation committee operates under a written charter that was adopted by our board of directors. The compensation committee charter is available in the “Investor Relations” section of our website at www.cherokeepwr.com, by calling our Investor Relations Department at 714-544-6665 or by writing us at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Investor Relations.

As set forth in its charter, the primary responsibilities of the compensation committee are (1) to evaluate annually the performance of the Company’s Chief Executive Officer and other executive officers in light of the goals and objectives of the Company’s executive compensation plans; (2) to evaluate and make recommendations to our board of directors regarding the compensation of our Chief Executive Officer and other executive officers; (3) to review at least annually the Company’s executive compensation plans, including any incentive-compensation equity-based plans; and (4) to evaluate annually the appropriate level of compensation for board and committee service by non-employee members of the board of directors.

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation policies are to:

•       attract, motivate, and retain highly qualified executives;

•       align management and stockholder interests by tying cash compensation and long-term equity incentive programs to financial performance, including increased returns to stockholders; and

•       reward executives based upon our financial performance at levels competitive with peer companies.

The compensation committee seeks to maintain executives’ aggregate compensation, including salary, bonus, and long-term equity incentives, at a level competitive with peer companies in the electronics industry that approximate our size in terms of employees, revenue and market capitalization.

In developing our compensation programs and policies, the compensation committee utilizes information obtained from surveys, proxy statements and information gathered directly from certain of the companies that comprise our peer group. The compensation committee also has the authority to engage the services of outside compensation consultants and other advisers. During 2005, the committee utilized services of an outside compensation consultant to evaluate the structure of our executive compensation.

Components of Compensation

Cash Compensation

Cash compensation for our executive officers consists of a fixed base salary and an annual bonus, which is based on our financial performance and, in the case of certain of our executive officers, the individual executive’s performance against strategic goals established by management and the board of directors at the beginning of the fiscal year. In order to implement our philosophy that executives be rewarded for achieving positive financial results and other strategic goals, the compensation committee has designed our cash incentive bonus plan to significantly affect the total compensation of our executives depending on our success in meeting annual financial and strategic goals. For each of the fiscal years 2005 and 2006, Cherokee’s cash incentive bonus plan ties the financial performance portion of bonus compensation to the achievement of certain sales and operating margin targets. The compensation committee intends that the goals be aggressive, relative to industry conditions and other factors, emphasizing revenue growth and operating margins.

Long-Term Equity Compensation

Long-term equity incentives, including stock options and stock purchase rights granted pursuant to our stock option and stock purchase plans, directly align the economic interests of our executive officers and other employees with those of our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time, generally four years, in order for the options to vest fully. Options are granted to employees and executives following a yearly review of individual performance and consideration of the individual’s long-term value to us.

Compensation of Chief Executive Officer

The base salary for Mr. Frank, our chief executive officer, is evaluated based on the achievement of Company objectives and performance. In addition, a salary review is conducted against prevailing levels of pay among chief executives of companies identified as peers, as identified by data from the American Electronics Association. Based on such review, the compensation committee increased Mr. Frank’s base salary to $292,438 effective November 2005. However, no cash bonus was awarded for fiscal year 2005 in accordance with our cash incentive bonus plan, because the Company’s revenue and profit targets for the year were not achieved.

The compensation committee grants stock options to the chief executive officer based primarily on the committee’s evaluation of the executive’s ability to influence our long-term growth and profitability. In March 2005 and December 2005, Mr. Frank was granted options to purchase 60,000 and 80,000 shares, respectively, of our common stock.

Compensation of Other Executive Officers

The compensation committee follows the executive compensation philosophy and objectives described above in determining compensation for other executive officers. The Chief Executive Officer recommends to the compensation committee base salaries for executive officers that are comparable to the salaries of persons holding similar positions at peer companies. In setting executive officer salaries, the Chief Executive Officer and the compensation committee also consider factors such as our performance relative to peer companies and the individual officer’s past performance and future potential.

Cash bonuses were not awarded to executive officers for fiscal year 2005 in accordance with our cash incentive bonus plan because the Company’s revenue and profit targets were not achieved, with the exception of three officers who were awarded bonuses based on their achievement of individual management objectives. Performance metrics for 2005 were based on sales and operating margin targets set at the beginning of the fiscal year.

As with the Chief Executive Officer, the size of the stock option grant to each executive officer is determined by the compensation committee’s evaluation of that officer’s ability to influence our long-term growth and profitability. In addition, the compensation committee considers the incentive effect of additional option grants given the stock options then held by such executive officers and the amount of those options that are not yet vested.

Other Compensation Considerations

Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to any of the four most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. In 2005, all compensation paid to executives will be deductible for tax purposes. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

Compensation Committee

Clark Michael Crawford, Chairman
Kenneth Kilpatrick
Raymond Meyer

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors, and 10% stockholders are also required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were complied with, except that except that Howard Ribaudo and Michael Wagner each inadvertently missed a filing deadline for reporting one transaction, and Mukesh Patel inadvertently missed filing deadlines for reporting two transactions. Each have since filed a Form 4 to report their respective transactions.

Company Performance

The following graph shows a comparison, since February 20, 2004, the date of our initial public offering, of cumulative total return for Cherokee, the Nasdaq Stock Market Index and the average performance of a group consisting of Cherokee’s peer companies. The peers included Artesyn Technologies, C&D Technologies, Inc., Magnetek, Inc., Power-One, Inc. and Vicor Corporation.

COMPARISON OF 22 MONTH CUMULATIVE TOTAL RETURN*
AMONG CHEROKEE INTERNATIONAL CORPORATION,
THE NASDAQ STOCK MARKET (U.S.)
INDEX AND PEER GROUP

*                    $100 invested on 2/20/04 in stock or on 1/31/04 in the Nasdaq index, including reinvestment of dividends.

Report of the Audit Committee

The audit committee operates under a written charter adopted by the board of directors. The audit committee charter is available in the “Investor Relations” section of our website at www.cherokeepwr.com, by calling our Investor Relations Department at (714) 544-6665, or by writing us at Cherokee International Corporation, 2841 Dow Avenue, Tustin, California 92780, Attn: Investor Relations. A copy of the audit committee charter was also included as Appendix A to the proxy statement for our 2005 annual meeting of stockholders.

The audit committee charter sets forth:

•       the scope of the audit committee’s responsibilities and the means by which it carries out those responsibilities;

•       the external auditors’ accountability to the board of directors and the audit committee; and

•       the audit committee’s responsibility to monitor the independence of the external auditors.

As more fully described in its charter, the purpose of the audit committee is to oversee (1) the integrity of reported financial results; (2) the quality and adequacy of disclosures; (3) the soundness of our accounting policies and internal controls; (4) our compliance with significant applicable financial, legal, and ethical requirements; (5) the independence and performance of our external auditors; and (6) communications among the external auditors, financial and senior management, and the board of directors. Management is responsible for the preparation, presentation, and integrity of our financial statements; selection of accounting and financial reporting principles; and maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Our independent auditor will be responsible for performing an independent audit of the consolidated financial statements in accordance with standards set by the Public Company Accounting Oversight Board of the United States.

The audit committee members are not professional accountants or auditors, and the function of the audit committee is not intended to duplicate or to certify the activities of management and the external auditors. The audit committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the external auditors on the basis of the information it receives, discussions with management and the external auditors, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and on the representations of our external auditors included in their report on our financial statements. The audit committee’s oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the external auditors do not assure that our financial statements are presented in accordance with GAAP, that the audit of our financial statements has been carried out in accordance with standards set by the Public Company Accounting Oversight Board of the United States, or that our external auditors are in fact “independent.”

Among other matters, the audit committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the external auditors may be retained to perform non-audit services. The audit committee has sole responsibility to retain and replace our external auditors. The audit committee formally reviews the performance of the audit firm on an annual basis in order to determine whether rotation of audit firms is appropriate. The audit committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls.

Audit Fees Pre-Approval Policy

The audit committee has adopted a formal policy that requires the audit committee to approve, in advance, all audit, audit related, and permissible non-audit services performed by the external auditors. At the beginning of each fiscal year, management and the external auditors present to the audit committee for approval the services that are proposed to be performed by the external auditors during the coming year together with an estimate of the amount of fees to be billed for such services. At any time, the chairman of the audit committee, or any other member of the audit committee in the chairman’s absence, may approve additional services and/or an increase in the amount of fees to be incurred by the Company for services to be performed by the external auditors.

Unless otherwise performed by a comparable body of the board of directors, the audit committee must review and approve all related-party transactions as such term is defined by the rules of the SEC and the Nasdaq National Market.

Review with Management

The audit committee has reviewed and discussed our audited financial statements with management. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with GAAP.

Review and Discussions with Independent Accountants

During 2005, the audit committee held meetings with management and the external auditors to discuss the overall scope and plans for the audit. The audit committee also met with our external auditors, Deloitte & Touche LLP, with and without management present, to discuss the results of their independent audit and their evaluations of our internal controls. In addition, the audit committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 and held discussions with management and Deloitte & Touche LLP on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended by SAS 89 (Audit Adjustments), and SAS 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of our financial statements and other matters relating to the auditor’s judgments about the acceptability and the quality of the company’s accounting principles.

The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from us and our related entities) and has discussed with Deloitte & Touche LLP its independence from us. In addition, the audit committee has also considered whether the provision of those services set forth in the table below is compatible with Deloitte & Touche LLP maintaining its independence from us.

Conclusion

Based on the review and discussions with management and our external auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee
Kenneth Kilpatrick, Chairman
Anthony Bloom
Raymond Meyer

Principal Accounting Fees and Services

The audit committee pre-approves and reviews audit and permissible non-audit services to be performed by Cherokee’s independent auditors including fees charged by Deloitte & Touche LLP for such services. The audit committee has determined that the provision of the services described below is compatible with maintaining the independence of Deloitte & Touche LLP. The following table sets forth the aggregate fees billed by Deloitte & Touche LLP for the following services for fiscal years 2005 and 2004:

Description of Services	2005	2004
Audit Fees(1)	$738,278	$687,376
Audit-Related Fees(2)	30,759	5,598
Tax Fees(3)	46,855	34,779
All Other Fees	—	—
Total	$815,892	$727,753

(1)          Represents the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports and statutory audits of foreign subsidiaries.

(2)          Represents the aggregate fees billed for professional services rendered for employee benefit plan audits, advisory services relating to the Sarbanes-Oxley Act and other accounting consultation and assistance.

(3)          Represents the aggregate fees billed for professional services rendered for tax consultation, planning and compliance.

Submitting a Proxy via the Internet or by Telephone

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered directly with Computershare Trust Company may submit a proxy to vote those shares telephonically or via the Internet by following the instructions on the proxy card that they receive.

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Computershare for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may provide voting instructions to the broker or bank holding your shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting web site (www.proxyvote.com).

Annual Report

Our 2005 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2005, has been mailed to stockholders along with this proxy statement. If you have not received our annual report and wish to receive a copy, please call Investor Relations at (714) 544-6665, and we will send a copy to you.

Stockholder Proposals

In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2007 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than January 19, 2007. Such proposal should be sent to our Secretary at 2841 Dow Avenue, Tustin, California 92780. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business the stockholder desires to bring before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the number of shares of Cherokee stock that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

If a stockholder wishes to present a proposal before the 2007 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must give written notice to us at the address noted above. The notice must be submitted by March 14, 2007 (90 calendar days prior to the anniversary of the 2006 annual meeting of stockholders) but no earlier than February 12, 2007 (120 calendar days prior to the anniversary of the 2006 annual meeting of stockholders). However, in the event that the 2007 annual meeting of stockholders is called for a date that is not within 30 calendar days before or 30 calendar days after the anniversary date of the 2006 annual meeting of stockholders, we must receive such notice not later than the tenth day following the day on which the notice of the date of the 2007 annual meeting is mailed or the date of the 2007 annual meeting is publicly disclosed, whichever occurs first.

Other Business

The board of directors does not presently intend to bring any other business before the annual meeting, and, so far as is known to the board, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

It is important that proxies be returned promptly. Therefore, stockholders, whether or not they expect to attend the meeting in person, are requested to complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose or to submit their proxy via the Internet or by telephone as described above. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this proxy statement.

By Order of the Board of Directors
CHEROKEE INTERNATIONAL CORPORATION

/s/ LINSTER W. FOX
Linster W. Fox
Executive Vice President of Finance, Chief Financial Officer and Secretary

Dated: May 19, 2006

CHEROKEE INTERNATIONAL CORPORATION

Proxy Solicited by the Board of Directors
For the Annual Meeting of Stockholders
To Be Held on June 12, 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Cherokee International Corporation, a Delaware corporation (the “Company”), hereby appoints Jeffrey Frank and Linster W. Fox, and each of them, as proxies for the undersigned, each with full power of substitution, to vote all shares of stock of the Company which the undersigned may be entitled to vote at the 2006 Annual Meeting of Stockholders of the Company to be held at the Company’s corporate offices located at 2841 Dow Avenue, Tustin, California, on June 12, 2006 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1

(Continued and to be signed on reverse side)

CHEROKEE INTERNATIONAL CORPORATION

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN
THE ENCLOSED ENVELOPE

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

		Nominees:	For	Withhold		For	Withhold

1.

To elect the following seven members to the board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal:

		01 - Kenneth Kilpatrick	☐	☐	05 - Clark Michael Crawford	☐	☐

		02 - Jeffrey Frank	☐	☐	06 - Raymond Meyer	☐	☐

		03 - Anthony Bloom	☐	☐	07 - Ian Schapiro	☐	☐

		04 - Vincent Cebula	☐	☐

B	Issues

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.		CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING			☐

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES IN PROPOSAL 1 AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon and date.  If the shares are registered in the names of two or more persons, each holder should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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1 UPX	+